     As filed with the Securities and Exchange Commission on April 4, 2001

                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          COOKER RESTAURANT CORPORATION
             (Exact name of registrant as specified in its charter)

                                      Ohio
         (State of other jurisdiction of incorporation or organization)

                                   62-1292102
                      (IRS Employer identification number)

                             5500 Village Boulevard
                         West Palm Beach, Florida 33407
          (Address of principal executive offices, including zip code)

                           2001 RESTRICTED STOCK PLAN
                              (Full title of plan)

                                  John W. Titus
                      Boult, Cummings, Conners & Berry, PLC
                                414 Union Street
                                   Suite 1600
                                 P.O. Box 198062
                               Nashville, TN 37219
               (Name and address of agent for service of process)

                                 (615) 252-2341
          (Telephone number, including area code, of agent for service)



                         Calculation of Registration Fee

==============================================================================================================================
                                                       Proposed
                                                       Maximum             Proposed Maximum             Amount of
Title of Securities                Amount to be        Offering Price      Aggregate Offering Price     Registration Fee
To Be Registered                   Registered (1)      per Share(2)        (2)                          (3)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value,
together with associated rights
to purchase Class A Junior
Participating Preferred Shares,
without par value                  659,699             $ 1.21875            $ 804,008.16                 $ 201.00
==============================================================================================================================

(1) Plus an indeterminable number of additional shares as may become issuable as a result of any antidilution provisions of the Plan.

(2) Estimated solely for the purpose of determining the registration fee. Calculated on the basis of paragraphs (h)(1) and (c) of Rule 457 on March 30, 2001.

(3) The registration fee was calculated on the basis of Section 6(b) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by Cooker Restaurant Corporation, an Ohio corporation (the "Company" or the "Registrant") with the Commission are incorporated herein by reference and made a part hereof:

         (a) The Registrant's latest annual report on Form 10-K (Commission file number 001-13044) for the fiscal year ended December 31, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) The description of the Registrant's common shares, without par value, together with associated rights to purchase Class A Junior Participating Preferred Shares, without par value, contained in the Registrant's Form 8-A dated January 11, 2000, as such description may be amended or updated.

         All documents filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable

Item 5.  Interest of Named Experts and Counsel

         The validity of the common stock of the Registrant issuable under the Plan will be passed upon for the Registrant by Boult, Cummings, Conners & Berry, PLC.

Item 6.  Indemnification of Directors and Officers

         Pursuant to Section 1701.13(E)(1) of the Ohio Revised Code (the "ORC"), the Registrant may, and pursuant to Section 5.01 of the Registrant's Amended and Restated Code of Regulations (the "Registrant's Code") the Registrant shall, indemnify any director or officer against expenses (including attorney's fees) and other liabilities actually and reasonably incurred by him as a result of any suit brought against him in his capacity as a director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

         Pursuant to Section 1701.13 (E) (2) of the ORC the Registrant may, and pursuant to Section 5.02 of the Registrant's Code the Registrant shall, indemnify any director or officer against expenses (including attorney's fees) incurred by him in connection with a derivative suit brought against him in his capacity as a director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification is not available if such director or officer is adjudged to have committed an act of negligence or misconduct in the performance of his duty to the Registrant; nor is it available with regard to suits brought solely to assert liability under Section 1701.95 of the ORC for approving unlawful loans, dividends or distributions of assets.

         Section 5.02 of the Registrant's Code provides that a director shall not be deemed to have committed an act of negligence or misconduct in the performance of his duty to the Registrant unless he has been adjudged to be liable to the Registrant for damages under Section 1701.59 (D) of the ORC.
Section 1701.59 (D) of the ORC says a director is liable for actions he takes as a director only if it is proven by clear and convincing evidence that those actions were undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

         Pursuant to Section 1701.13 (E)(3) of the ORC and Section 5.03 of the Registrant's Code, to the extent any director or officer has been successful on the merits of otherwise in defense of any suit brought against him in his capacity as a director or officer, he shall be indemnified by the Registrant against expenses (including attorney's fees) actually and reasonably incurred by him in connection with such suit.

         Pursuant to Section 1701.13 (E) (5) of the ORC, expenses (including attorney's fees) incurred by a director in defending a suit, other than a suit brought solely to assert liability for approving an unlawful loan, dividend or distribution of assets, must be paid by the Registrant as they are incurred, before the end of the suit, upon receipt of an undertaking by the director to repay such amount if it is proven by blear and convincing evidence that his actions were undertaken with reckless disregard for the best interests of the Registrant and to reasonably cooperate with the Registrant concerning the suit.

         Pursuant to Section 5.05 of the Registrant's Code, expenses (including attorney's fees) incurred by an officer in defending a suit brought against him in his capacity as an officer of the Registrant may be paid by the Registrant in advance of the final disposition of the suit as authorized by the Registrant's Board of Directors in the specific case upon receipt of an undertaking by the officer to repay such amount, unless it is ultimately determined that he is entitled to be indemnified by the Registrant as authorized by the Registrant's Code.

Item 7.  Exemption from Registration Claimed

         Not applicable

Item 8.  Exhibits

         The following exhibits are filed as part of this Registration
Statement:

         4.1 See Articles FOURTH, FIFTH and SIXTH of the Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 28.2 of Registrant's quarterly report on Form 10-Q for the quarterly period ended March 29, 1992; Commission File No. 0-16806)

         4.2 See Articles One, Four, Seven and Eight of the Amended and Restated Code of Regulations of the Registrant (incorporated by reference to Exhibit 4.5 of the Registrant's quarterly report on Form 10-Q for the fiscal quarter ended April 1. 1990; Commission File No. 0-16806)

         4.3 Rights Agreement dated as of January 16, 2000 between the Registrant and First Union National Bank (incorporated by reference to Exhibit 2 of the Registrant's Form 8-A filed with the Commission on January 12, 2000; Commission File No. 1-13044)

         4.4 Letter dated October 29, 1992 from the Registrant to First Union National Bank of North Carolina (incorporated by reference to Exhibit 4.5 to the 1992 Form 10-K; Commission File No. 0-16806)

         4.5 See Section 7.5 of the Amended and Restated Loan Agreement dated December 22, 1995 between Registrant and First Union National Bank of Tennessee (incorporated by reference to Exhibit 10.4 of the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995; Commission File No. 0-16806)

         4.6 Indenture dated as of October 28, 1992 between Registrant and First Union National Bank of North Carolina, as Trustee (incorporated by reference to Exhibit 2.5 of Registrant's Form 8-A filed with the Commission on November 10, 1992; Commission File Number 0-16806)

         4.7      Cooker Restaurant Corporation, 2001 Restricted Stock Plan

         5.1 Opinion of Boult, Cummings, Conners & Berry, PLC as to the validity of the common stock being registered hereunder

         23.1     Consent of KPMG LLP

         23.2     Consent of Deloitte & Touche LLP

         23.3 Consent of Boult, Cummings, Conners & Berry PLC is set forth as part of Exhibit 5.1 above

         24.1 Powers of Attorney - included on signature page of Registration Statement

Item 9.  Undertakings

         (a)      The undersigned hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933 (the "Securities Act");

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (of the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the ORC, the Registrant's Articles of Incorporation, the Registrant's Code of Regulations or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on this 30 day of March, 2001.


                                    COOKER RESTAURANT CORPORATION
                                    (Registrant)


                                    By: /s/ Henry R. Hillenmeyer
                                        ----------------------------------------
                                            Henry R. Hillenmeyer
                                            Chairman of the Board,
                                            Chief Executive Officer and
                                            Director
                                            (principal executive officer)


                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated.

                  Each person whose signature appears below constitutes and appoints Henry R. Hillenmeyer and Mark W. Mikosz, and each of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution to execute in his or her name and on his or her behalf, and to file any amendments (including without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission thereunder, in connection with the registration of the additional securities which are the subject of this Registration Statements.

SIGNATURE                                        TITLE                           DATE
---------                                        -----                           ----


/s/ Henry R. Hillenmeyer                Chairman of the Board               March 30, 2001
------------------------------------    Chief Executive Officer
Henry R. Hillenmeyer                    Director
                                        (principal executive officer)


/s/ Dan Clay                            Senior Vice President -             March 30, 2001
------------------------------------    Operations
Dan Clay                                Director


/s/ Mark W. Mikosz                      Vice President - Chief              March 30, 2001
------------------------------------    Financial Officer
Mark W. Mikosz                          (principal financial and
                                        accounting officer)


/s/ Robin V. Holderman                      Director                      March 30, 2001
------------------------------------
Robin V. Holderman


/s/ David Kollat                            Director                      March 30, 2001
------------------------------------
David T. Kollat


/s/ Shannon LeRoy                           Director                      March 30, 2001
------------------------------------
D. Shannon LeRoy


/s/ Harvey M. Palash                        Director                      March 30, 2001
------------------------------------
Harvey M. Palash


/s/ Brad Saltz                              Director                      March 30, 2001
------------------------------------
Brad Saltz